SITE LEASE
                    AND SERVITUDE AGREEMENT

                          by and among


                      TRIAD NITROGEN, INC.
                           As Lessor


               MISSISSIPPI CHEMICAL CORPORATION,
                   As Lessor and Guarantor

                              and

                    MELAMINE CHEMICALS, INC.
                           As Lessee


       For Premises Located at Donaldsonville, Louisiana

                   Dated as of July 1, 1997







                        TABLE OF CONTENTS


BACKGROUND . . . . . . . . . . . . . . . . . . . . . . . . Page 1

                         ARTICLE 1
             DEFINITIONS; TERMINATION OF PRIOR LEASES;
                    TERM OF LEASE; AND RENTAL

          Section 1.1.   Definitions.. . . . . . . . . . . Page 2
          Section 1.2.   Termination of Prior Leases.. . . Page 4
          Section 1.3.   Term. . . . . . . . . . . . . . . Page 4
          Section 1.4.   Leased Premises.. . . . . . . . . Page 5
          Section 1.5.   Additional Leased Land. . . . . . Page 5
          Section 1.6.   Servitudes Granted to Lessee. . . Page 6
          Section 1.7.   Servitude for MCI Road. . . . . . Page 7
          Section 1.8.   Reservation of Rights.. . . . . . Page 9
          Section 1.9.   Release of Office Building. . . . Page 9
          Section 1.10.  Rent. . . . . . . . . . . . . . . Page 9
          Section 1.11.  Original Leased Premises - First
                         10 Years . . . . . . . . . . . . .Page 9
          Section 1.12.  Office Building - First 7 Years . Page 10
          Section 1.13.  Additional Leased Land. . . . . . Page 11
          Section 1.14.  Taxes and Assessments.  . . . . . Page 11
          Section 1.15.  Additional Rent.. . . . . . . . . Page 12
          Section 1.16.  Method of Payment; Due Date.. . . Page 12
          Section 1.17.  Certainty of Rent Payments. . . . Page 13
          Section 1.18.  Sanitary Sewer. . . . . . . . . . Page 13
          Section 1.19.  Storm Water.  . . . . . . . . . . Page 15
          Section 1.20.  Process Wastewater. . . . . . . . Page 15
          Section 1.21.  Parking.. . . . . . . . . . . . . Page 15
          Section 1.22.  Rail Facilities.. . . . . . . . . Page 15

                          ARTICLE 2
                    OPERATION OF THE PLANT

          Section 2.1.   Costs of Construction and Operation . . . Page 16
          Section 2.2.   Secrecy Obligations . . . . . . . . . . . Page 16

                         ARTICLE 3
                 INDEMNITIES AND INSURANCE

          Section 3.1.   Indemnification by Lessee.. . . .Page 16
          Section 3.2.   Indemnification by Lessor.. . . .Page 16
          Section 3.3.   Insurance Coverage. . . . . . . .Page 17

                         ARTICLE 4
                IMPROVEMENTS AND ALTERATIONS

          Section 4.1.   Additions, Alterations, Changes and
                         Improvements . . . . . . . . . . . Page 19
          Section 4.2.   The Plant, Fixtures, Equipment and
                         Personal Property . . . . . . . . .Page 19
          Section 4.3.   Risk of Loss. . . . . . . . . . . .Page 19
          Section 4.4.   Condition of Property.. . . . . . .Page 20

                         ARTICLE 5
             USE OF PREMISES; COMPLIANCE WITHORDERS;
                  WORK PERFORMED BY LESSEE

          Section 5.1.   Use of Premises, Compliance with
                         Orders. . . . . . . . . . . . . .Page 20
          Section 5.2.   Work Performed by Lessee. . . . .Page 20
          Section 5.3.   Standard of Care. . . . . . . . .Page 20
          Section 5.4.   Mechanics' Liens. . . . . . . . .Page 20

                            ARTICLE 6
                      ENVIRONMENTAL MATTERS

          Section 6.1.   Environmental Representations,
                         Warranties and Covenants. . . . .Page 21
          Section 6.2.   Environmental Assessment. . . . .Page 21
          Section 6.3.   Use of Hazardous Substances . . .Page 21
          Section 6.4.   Obligation to Report. . . . . . .Page 21
          Section 6.5.   Environmental Indemnification by
                         Lessee. . . . . . . . . . . . . .Page 21
          Section 6.6.   Environmental Indemnification by
                         Lessor. . . . . . . . . . . . . .Page 22
          Section 6.7.   Post-Termination Exposure for
                         Violations of Applicable Law. . .Page 22

                           ARTICLE 7
            UTILITIES AND CHARGES;  LESSOR'S SERVICES

          Section 7.1.   Utilities and Charges.. . . . . .Page 22
          Section 7.2.   Inspection Rights.. . . . . . . .Page 22
          Section 7.3.   Interface Agreement.  . . . . . .Page 23


                         ARTICLE 8
            DAMAGE OR DESTRUCTION;  CONDEMNATION

          Section 8.1.   Damage or Destruction of MCI Plant. . .Page 23
          Section 8.2.   Rent Payments to Continue.. . . . . . .Page 23
          Section 8.3.   Condemnation. . . . . . . . . . . . . .Page 24

                         ARTICLE 9
            WARRANTY;  PRIORITY OF LEASE;  ASSIGNMENT

          Section 9.1.   Warranty of Title.. . . . . . . .Page 24
          Section 9.2.   Priority of Lease.. . . . . . . .Page 25
          Section 9.3.   Assignment and Sublease.. . . . .Page 25
          Section 9.4.   Assignment for Security . . . . .Page 25
          Section 9.5.   Lessor's Additional Warranties. .Page 25
          Section 9.6.   Lessee's Warranties.. . . . . . .Page 26

                         ARTICLE 10
              REMOVAL AND DISPOSAL OF PROPERTY

          Section 10.1.  Removal of Property; Release of
                         Landlord's Lien . . . . . . . . .Page 26

                         ARTICLE 11
                    DEFAULT AND REMEDIES

          Section 11.1.  Lessee's Events of Default. . . .Page 27
          Section 11.2.  Remedies of Landlord. . . . . . .Page 28
          Section 11.3.  Lessor's Events of Default. . . .Page 29
          Section 11.4.  Remedies of Lessee. . . . . . . .Page 30
          Section 11.5.  Cumulative Remedies; Waiver Not
                         Implied. . . . . . . . . . . . . Page 31
          Section 11.6.  Waiver of Certain Damages . . . .Page 31
          Section 11.7.  Injunctive Relief . . . . . . . .Page 31

                         ARTICLE 12
                          GUARANTY

          Section 12.1.  Guaranty . . . . . . . . . . . . Page 31
          Section 12.2.  Guarantor's Representations and
                         Warranties . . . . . . . . . . . Page 32

                         ARTICLE 13
                     DISPUTE RESOLUTION

          Section 13.1.  Procedures. . . . . . . . . . . . . Page 32
          Section 13.2.  Good-Faith Negotiations.. . . . . . Page 33
          Section 13.3.  Mediation.. . . . . . . . . . . . . Page 33
          Section 13.4.  Arbitration . . . . . . . . . . . . Page 33
          Section 13.5.  Decision and Awards of Arbitrators. Page 33
          Section 13.6.  Exclusive Methods.. . . . . . . . . Page 34
          Section 13.7.  Rules.. . . . . . . . . . . . . . . Page 34

                         ARTICLE 14
                           GENERAL

          Section 14.1.  Notices.. . . . . . . . . . . . . . .Page 35
          Section 14.2.  Force Majeure.  . . . . . . . . . . .Page 35
          Section 14.3.  Governing Law.. . . . . . . . . . . .Page 36
          Section 14.4.  Unenforceable or Illegal Provisions .Page 36
          Section 14.5.  Captions; Headings. . . . . . . . . .Page 36
          Section 14.6.  Successors and Assigns. . . . . . . .Page 36
          Section 14.7.  Several Counterparts. . . . . . . . .Page 36
          Section 14.8.  Short-Form Lease. . . . . . . . . . .Page 36
          Section 14.9.  Relationship of Parties . . . . . . .Page 36



             DESCRIPTION OF EXHIBITS to
          SITE LEASE and SERVITUDE AGREEMENT


     Exhibit "A"    - Legal Description of Original Leased Premises

     Exhibit "A-1"  - Map of Premises

     Exhibit "B"    - Legal Description of Lessor's Land

     Exhibit "C"    - Legal Description of Additional Leased Land

     Exhibit "D"    - Drawing of Servitudes for Existing Roads

     Exhibit "E"    - Drawing of Servitudes for Lessee's Existing
                      Lines and for Lessee's New Storm Water System

     Exhibit "F"    - Drawing of Servitude for MCI Road



                SITE LEASE AND SERVITUDE AGREEMENT



     This Site Lease Agreement ("Lease"), entered into effective as of the 1st day of July, 1997, by and among Triad Nitrogen, Inc., a Delaware corporation ("TNI"), and Mississippi Chemical Corporation, a Mississippi corporation ("Guarantor") (TNI and Guarantor being collectively referred to herein as "Lessor"), and Melamine Chemicals, Inc., a Delaware corporation ("Lessee"):

                           BACKGROUND

     A. Lessor's predecessor in interest, Triad Chemical, and First Mississippi Corporation, Mississippi Chemical Corporation and Coastal Chemical Corporation, as original lessors, and Lessee's predecessor in interest, Ashland Oil and Refining Company, as original lessee, entered into that certain Site Lease Agreement dated as of June 4, 1969, as amended by the Supplemental Site Lease Agreement dated as of November 4, 1970, agreement dated January 9, 1971, and Supplement No. 2 dated as of July 1, 1972 (collectively, the "Original Site Lease"), pertaining to the lease of certain property located in Section 10, T11S, R15E, Ascension Parish, Louisiana, more particularly described on Exhibit "A" to this Agreement (the "Original Leased Premises").

     B. The original lessors and original lessee entered into that certain lease agreement dated October 13, 21 and 28, 1969 (the "Office Lease"), pertaining to the lease of a building located on Lessor's Land.

     C. Lessor and Lessee desire to terminate the Original Site Lease and the Office Lease, as of the effective date of this Lease, and to enter this Lease of the Original Leased Premises, the Office Building and, under conditions described in Section 1.5 below, an additional tract of land contiguous to the Original Leased Premises.

     D. TNI, Lessee and Guarantor (the latter in the capacity of guarantor) have entered into a feedstock agreement (the "Feedstock Agreement") with the same effective date as this Lease under which TNI intends to supply, and Lessee intends to acquire, urea and anhydrous ammonia for the operation of Lessee's melamine plant, located upon the land subject to the Lease, and Lessee intends to return to TNI, and TNI intends to accept, carbamate produced in Lessee's melamine plant all subject to the terms, provisions, and conditions set forth in the Feedstock Agreement. Lessor and Lessee intend that any construction of the Lease should be consistent with the Feedstock Agreement and vice versa to give effect to both agreements.

     E. The provisions of this section entitled "Background" shall be construed to be a part of this Lease and shall be given full effect as written.


                           AGREEMENT

     In consideration of the mutual benefits and covenants herein contained, Lessor and Lessee hereby agree as follows:

                           ARTICLE 1
       DEFINITIONS; TERMINATION OF PRIOR LEASES; TERM OF
                       LEASE; AND RENTAL

     Section 1.1. Definitions. As used in this Lease, the following terms shall have the meanings set forth in this Section 1.1 Defined terms that are used in this Lease and that are not defined herein shall have the meanings ascribed to those terms in the Feedstock Agreement.

     "Additional Rent" shall have the meaning set forth in Section
     1.15 of this Lease.

     "Affiliate" shall mean any person, partnership, corporation, limited liability company, association or other entity or organization that controls, is controlled by, or is under common control with a specified person, partnership, corporation, limited liability company, association or other entity or organization. For purposes of this definition, "control" shall mean the power, whether direct or indirect, and whether by exercise of voting power or contract or otherwise, to direct the management policies and decisions of another entity or organization.

     "Applicable Laws" means all Laws applicable to the use and occupancy of the Leased Premises or the operation of the MCI Plant, or to Lessor's Land or the operation of the plants upon Lessor's Land, as may be applicable by the context of this Lease, including, but not limited to, laws relating to industrial safety, building codes, environmental protection or standards of operation and similar matters.

     "Additional Leased Land" shall have the meaning set forth in
     Section 1.5 of this Lease.

     "Effective Date of Lease" shall mean July 1, 1997.

     "Existing  Access Servitude" shall have the meaning set forth in
     Section 1.6.1 of this Lease.

     "Feedstock Agreement" shall have the meaning set forth in the Background section of this Lease.

     "Governmental Entity" means any legislative, governmental, executive, administrative or judicial body, agency, instrumentality or other Person whose actions have force of law.

     "Governmental Order" means any order, decree, mandate, injunction, writ or directive issued by any Governmental Entity and having the force of law.

     "Guarantor" shall have the meaning set forth in the opening paragraph of this Lease.

     "Hazardous Substances" means any substance whose handling, release or disposal is regulated by Applicable Law due to the harmful, toxic or dangerous composition or characteristics of such substance. The term Hazardous Substance shall also include ammonia, petroleum, crude oil or fraction thereof, and used or waste oil.

     "Laws" means any treaty, constitution, charter, act, statute, law, ordinance, code, rule, regulation, permit, order, decree, mandate, injunction, writ, or directive issued by any Governmental Entity and having the force of law.

     "Leased Premises" shall mean collectively the Original Leased Premises and the Office Building, or if the Office Building is released from this Lease, then "Leased Premises" shall mean the Original Leased Premises only. If Lessee should accept the lease of the Additional Leased Land as provided in Section 1.5, then "Leased Premises" shall mean the Original Leased Premises, the Office Building (if not released) and the Additional Leased Land.

     "Lease Term" shall mean the term of this Lease, as set forth in
     Section 1.3 of this Lease.

     "Lessee" shall have the meaning set forth in the opening paragraph of this Lease.

     "Lessee's Events of Default" shall have the meaning set forth in
     Section 11.1 of this Lease.

     "Lessor" shall have the meaning set forth in the opening paragraph of this Lease.

     "Lessor's Events of Default" shall have the meaning set forth in
     Section 11.3 of this Lease.

     "Lessor's Land" shall mean the land described in Exhibit "B" to this Lease, less and except the Leased Premises.

     "MCI Plant" shall mean the melamine plants and related facilities operated by Lessee on the Leased Premises and Servitude Areas, including any additions, expansions, or modifications thereof.

     "MCI Road" shall mean a road as described in Section 1.7 of this Lease.

     "MCI Roadway" shall mean that part of Lessor's Land described in Exhibit "F" to this Lease and made the subject of Lessor's grant of a servitude of passage in favor of Lessee as set forth in Section 1.7 of this Lease.

     "Office Building" shall mean a certain white frame and brick building located on Lessor's Land, which frame and brick building lies south of Lessor's office facilities and being further identified as a converted dairy barn, together with the necessary right of ingress and egress thereto over, upon and across areas customarily used by Lessor for ingress and egress to its office facilities.

     "Office Lease" shall have the meaning set forth in the Background section of this Lease.

     "Original Leased Premises" shall have the meaning set forth in the Background section of this Lease.

     "Original Site Lease" shall have the meaning set forth in the Background section of this Lease.

     "Parties" means Lessor and Lessee, collectively. "Party" means Lessor or Lessee, individually, as the case may be.

     "Permits" means any permit, license, exemption, action, order or approval issued or required to be issued by, or registration or filing required to be made with, a Governmental Entity in connection with Lessee, Lessee's use of the Leased Premises and Servitude Areas, including permits to use and occupy the Leased Premises and Servitude Areas, or to operate the MCI Plant, and any required approval of plans or permits for construction, including permits relating to erosion and sediment control, waste disposal, occupancy and use.

     "Person" means an individual, partnership, corporation, company, trust, Governmental Entity and any other entity which has legal capacity to own property in its own name or to sue or be sued.

     "Servitude Areas" shall mean those parts of Lessor's Land, collectively, that are made subject to those servitudes created in Sections 1.6 and 1.7 of this Lease.

     "Submission Date" shall have the meaning set forth in Section
     13.2 of this Lease.

     "TNI" shall have the meaning set forth in the opening paragraph of this Lease.

     Section 1.2. Termination of Prior Leases. The Original Site Lease and the Office Lease are terminated as of the Effective Date of this Lease.

     Section 1.3. Term. The term of this Lease (the "Lease Term") is retroactive to July 1, 1997, and shall expire on June 30, 2027, unless sooner terminated in accordance with the terms and conditions hereof.

     Section 1.4. Leased Premises. Lessor, in consideration of the rentals reserved and the covenants and agreements herein contained, does hereby lease to Lessee, and Lessee agrees to, and does hereby, lease, take and hire from Lessor, subject to the terms, conditions and provisions of this Lease, the following property:

     A.  the Original Leased Premises; and

     B.  the Office Building.

     Section 1.5. Additional Leased Land. Lessor agrees to lease to Lessee the premises that are contiguous to the Original Leased Premises and described on Exhibit "C" to this Lease (the "Additional Leased Land") subject to the terms, conditions, and provisions of this Lease; provided however, the lease of the Additional Leased Land, and Lessee's right to use and occupy the Additional Leased Land, shall not become effective unless and until Lessee shall have given Lessor written notice that Lessee accepts the lease of the Additional Leased Land. In that event Lessee's right to use and occupy the Additional Leased Land shall commence on the date of Lessee's notice of acceptance of the lease. Failure of Lessee to give any notice on or before January 3, 1998, as provided in Section 1.5.1 below shall be considered as a rejection of the lease of the Additional Leased Land. The rejection of the lease of the Additional Leased Land shall not affect the validity of this Lease with respect to the Leased Premises.

          1.5.1. Additional Leased Land. Lessor grants to Lessee the right to enter the Additional Leased Land for the purpose of conducting an evaluation of the Additional Leased Land for Lessee's intended purpose, including the right to drill borings and perform other testing procedures customarily done for environmental assessment purposes. Lessee shall indemnify and hold harmless Lessor against and from all claims by or on behalf of any Person arising from any act or negligence of Lessee or of any of its agents, contractors, servants, employees or licensees on the Additional Leased Land during Lessee's evaluation of the Additional Leased Land. On or before January 3, 1998, Lessee may: (a) elect to reject the lease of the Additional Leased Land; (b) accept the lease of the Additional Leased Land; or
(c) accept the lease of the Additional Leased Land subject, however, to a satisfactory mitigation of the environmental condition by Lessor at Lessor's expense. If Lessor should elect to mitigate, then, Lessor, at its sole cost and expense, shall promptly take all actions to remediate the Leased Premises which are reasonably necessary to mitigate the environmental contamination or to allow full economic use of the property. Such action shall include, but not be limited to, the further investigation of the environmental condition of the property; the preparation of feasibility studies, reports or remedial plans; and performance of any cleanup, remediation, containment, operation, maintenance, monitoring, or restoration work, whether on or off the Additional Leased Premises. If Lessor should elect not to mitigate the environmental condition, Lessor shall give written notice of its election to Lessee, and in that event Lessee shall have the right to revoke its earlier acceptance of the lease of the Additional Leased Land. If Lessor should elect to commence the mitigation or remediation but thereafter elects to terminate such work before completion, Lessor shall give Lessee written notice of its termination of the work, and in that event Lessee shall have the right to revoke its earlier acceptance of the lease of the Additional Leased Land.
The acceptance or rejection of the lease of the Additional Leased Land shall be made by Lessee in its sole discretion. If Lessee elects to reject the lease of the Additional Leased Land, Lessee shall repair any damage caused to the land by Lessee's investigation thereon, provided however if from Lessee's inspection Lessor has commenced mitigation or remediation work thereon, Lessee shall have no further obligation to repair damage resulting from Lessee's inspection.
     Section 1.6. Servitudes Granted to Lessee. In addition to a lease of the Leased Premises, and in consideration of the Rent provided herein, Lessor hereby grants unto Lessee, but only during the Lease Term, the following servitudes that shall run with the Leased Premises and for the benefit of Lessee, its successors and assigns, as lessee of the Leased Premises and as owner of the MCI Plant.

          1.6.1. Existing Access Servitude. A non-exclusive servitude (the "Existing Access Servitude") over, across and along the roadways currently utilized by Lessee in the locations shown on Exhibit "D" for the purpose of ingress and egress to and from the Leased Premises and Louisiana State Highway 18 by motor vehicles and pedestrians; provided that the Existing Access Servitude shall expire upon completion of the MCI Road. Lessor shall have no obligation to maintain the roads in any particular condition, but Lessee shall have the right to use such roads in the condition in which they are maintained. Until the Office Building is released as provided in
Section 1.9 of this Lease, Lessee shall continue to have access to the Office Building by the existing roads customarily used by Lessor for ingress and egress to its office facilities. Lessee shall use commercially reasonable efforts to minimize any disruption or inconvenience to Lessor caused by Lessee's construction traffic during the construction of the MCI Plant Expansion (as defined in the Feedstock Agreement).

          1.6.2. Existing Lines. A non-exclusive servitude in common with Lessor over, across, along and under Lessor's Land located along the routes currently utilized by Lessee as shown on Exhibit "E" for the maintenance, operation, repair, replacement, and removal of the existing underground, surface and overhead pipelines, together with all necessary appurtenances and surge tanks, for the transportation of (a) all feedstock and other raw materials necessary or desirable for the operation of the MCI Plant, (b) any product or by-product produced in the MCI Plant, (c) waste disposal; (d) fire water, (e) sanitary sewer disposal, (f) process wastewater disposal,
(g) storm water and (h) any other item, service or material necessary or desirable for the operation of the MCI Plant. Either Party may relocate the pipelines and appurtenances to a mutually agreed-upon location provided that the Party requesting the move shall pay all costs of the relocation and provided further that the Parties mutually agree upon the timing of the move and other factors relating to the interruption of operations of Lessor and Lessee. Lessee acknowledges that a pipe rack located on the west side of the Original Leased Premises adjacent to Lessee's cooling towers encroaches onto Lessor's Land located on the west line of the Original Leased Premises. If Lessor should have a future need for the land upon which the encroachment is situated, Lessee shall relocate the pipe rack at Lessee's expense.

          1.6.3. Contingent Rights. Lessor covenants and agrees with Lessee to grant to Lessee reasonable and necessary servitudes over Lessor's Land for installation, repair and maintenance of pipelines, railroads, and motor vehicular passage for the transportation of urea, ammonia, and carbamate by Lessee to and from Affiliates or third persons but only in those circumstances and only for the time periods permitted by the Feedstock Agreement.

     Section 1.7. Servitude for MCI Road. Lessor further grants to Lessee an exclusive servitude, forty (40) feet in width over and across that portion of Lessor's Land described on Exhibit "F" (the "MCI Roadway") for the purpose of ingress and egress to and from the Leased Premises and a public road now known as Louisiana State Highway 3089. The center line of the "Asphalt Driveway" shown on Exhibit "F" shall be the center line of the MCI Roadway. If Lessee should elect to expand the MCI Plant as provided in the Feedstock Agreement, Lessee shall, at Lessee's expense, construct within the MCI Roadway a hard-surfaced road (the "MCI Road") designed to meet Lessee's anticipated needs for its plant operations together with properly designed drainage to efficiently remove storm water from the servitude. Construction of the MCI Road shall be substantially completed no later than the date on which the MCI Plant Expansion shall be completed. Lessee, at its option, may construct the MCI Road at any time prior to an expansion of the MCI Plant. The servitude over and across the MCI Roadway shall automatically terminate if (a) Lessee does not give Lessor the MCI Plant Expansion Notice (as defined in the Feedstock Agreement) within the time period set forth in the Feedstock Agreement; (b) Lessee timely gives Lessor the MCI Plant Expansion Notice but later revokes the MCI Plant Expansion Notice as allowed by the Feedstock Agreement; or (c) Lessee timely gives Lessor the MCI Plant Expansion Notice but fails to complete the MCI Plant Expansion within the time periods provided in the Feedstock Agreement; provided, however, the servitude for the MCI Roadway shall not terminate if construction of the MCI Road has been commenced or completed on the date of the foregoing events.

          1.7.1. Use. The MCI Road shall be for the primary use of Lessee, its employees, agents, vendors, contractors, tenants, invitees and others designated by Lessee. Lessor, and others designated by Lessor, may use the MCI Road from time to time provided that Lessor's use, or use by others designated by Lessor, shall not unreasonably interfere with Lessee's use and provided further that if Lessor regularly uses the MCI Road, Lessor shall contribute to the cost of the maintenance of the MCI Road and MCI Roadway as may be mutually agreed from time to time. Lessor reserves the right to install, use, maintain, repair and replace railroad spur tracks, vehicular and pedestrian crossings, pipes, lines, conduits, and other facilities over, under and across the MCI Roadway, provided such does not unreasonably interfere with Lessee's use of the MCI Roadway or increase the cost of maintenance of the MCI Road. Such improvements shall not impede the drainage of the MCI Roadway.

          1.7.2. Existing Lines in MCI Roadway. Lessee shall construct and maintain the MCI Road in such a manner as to not interfere with those pipes, lines, utilities, railroads or other improvements located in or crossing the servitude area as shown on Exhibit "F." Provided, Lessee may, at its expense, move, relocate, bury, or raise any existing pipes, lines, or utilities described on Exhibit "F," as necessary or desirable in the sole opinion of Lessee, for the construction of the MCI Road; however, any such work must be done with the consent of Lessor and the owner of the pipe, line, or utility and in accordance with Applicable Law.

          1.7.3. Release of MCI Roadway from Farm Lease. On the Effective Date of this Lease, the MCI Roadway is part of a larger tract of land that is leased by Lessor to other persons for farming operations, and Lessor intends to continue to lease the tract to that person or other persons for farming. If the MCI Roadway is leased at the time that Lessee should give notice to Lessor of Lessee's intent to construct the MCI Road, Lessor shall cause the MCI Roadway to be released from the third-party lease prior to commencement of construction of the road. Lessee agrees to reimburse Lessor for reasonable costs and damages paid by the Lessor to the farm lessee for the cancellation of the farm lease insofar as it affects the MCI Roadway and other land made unusable for the farm lessee's operations because of the location of the MCI Roadway, but in no event shall the reimbursement be greater than the sum of One Hundred Fifty Thousand and no/100 Dollars ($150,000.00).

          1.7.4. Temporary Use of Farm Road. Lessor grants to Lessee a temporary, nonexclusive right to use the existing farm road located near the MCI Roadway for ingress and egress as may be necessary for the initial construction of the MCI Road; provided that Lessee shall, upon completion of the MCI Road, cease to use the existing farm road and return the farm road to the same condition as existed prior to the use thereof by Lessee, including the relocation of any portion of the farm road now located within the MCI Roadway. During the period of construction of the MCI Road, Lessee shall maintain the farm road.

          1.7.5.    Maintenance of MCI Road.  Lessee shall, at
Lessee's cost, keep, maintain and repair the MCI Road, and all other improvements made by Lessee within the MCI Roadway in good condition throughout the Lease Term.

          1.7.6  Fence.   Lessee shall, at Lessee's expense, construct
a fence around the perimeter of the Leased Premises and complete construction within thirty (30) days following the completion of the MCI Road. The fence shall include one (1) emergency gate for vehicles and one (1) personnel gate with controlled access. Lessee and Lessor shall mutually agree upon specifications of the fence.

          1.7.7. Relocation of MCI Roadway. Prior to commencement of construction of the MCI Road, Lessor may deliver a written notice to Lessee that Lessor has a bona fide need for the use of all or a part of the MCI Roadway in connection with its plant operations upon Lessor's Land and request Lessee to either release the servitude for the MCI Roadway, or part thereof, or to relocate all or part of the MCI Roadway to a mutually agreeable location. Lessee shall respond in writing to Lessor and advise Lessor if Lessee, on the date of the response, has a good-faith, bona fide intent to build the MCI Road.
If Lessee notifies Lessor that Lessee does not intend to build the MCI Road, the servitude over the MCI Roadway shall be released. If Lessee does intend to build the MCI Road, the servitude shall be relocated to a mutually agreeable location. If the parties are unable to agree upon a mutual relocation, the dispute resolution procedure of
Article 13 shall apply. If Lessee shall have incurred engineering or other costs directly related to the design and planning of the MCI Road, Lessor shall reimburse Lessee for those reasonable costs which do not apply to the new location.

     Section 1.8. Reservation of Rights. Lessor reserves the right to use that portion of the Leased Premises described on Exhibit "A-1" for the maintenance, operation, repair, replacement and removal of the existing underground surface and overhead pipelines and facilities, together with all necessary appurtenances, for the purposes for which such facilities are currently utilized, and for future purposes and facilities necessary or desirable for the operation of Lessor's plant. To the extent that Lessor and Lessee share the same areas of the Leased Premises, the Parties shall cooperate in the use of the areas, and neither Party shall cause unreasonable interference with the use of the shared areas by the other Party. Until such time as Lessee shall have accepted the lease of the Additional Land, Lessor shall have the right of ingress and egress over, across and along the roadways currently utilized by Lessor in the location shown on Exhibit "D" for the purpose of vehicular and pedestrian access to the Additional Leased Land.

      Section 1.9. Release of Office Building. Prior to July 1, 2007, Lessor shall have the right to obtain a release of the Office Building from this Lease but only if Lessor should have a reasonable need for the site of the Office Building for the expansion of its plant. After July 1, 2007, Lessor shall have the right to obtain a release of the Office Building from this Lease, provided Lessor shall give Lessee written notice of Lessor's election effective no less than six (6) months from the date of the notice. Either Lessor or Lessee shall have the right to obtain a release of the Office Building following completion of office facilities for Lessee upon either the Original Leased Premises or the Additional Leased Land. The effective date of a release shall be the release date set forth in a written notice from Lessor to Lessee or from Lessee to Lessor, as applicable, provided that the release date shall be not less than six
(6) months from the date of the written notice. Rent shall be reduced, as of the effective date of the release, by the amount of the rent applicable to the Office Building, and Lessee shall vacate the Office Building on or before the effective date of the release.

     Section 1.10. Rent. During the Lease Term, Lessee shall pay to Lessor rent in the amount set forth below for use of the Leased Premises, for the performance by Lessor of its covenants herein, and as compensation for the servitudes and other rights herein granted to Lessee.

     Section 1.11. Original Leased Premises - First 10 Years. From July 1, 1997 through June 30, 2007, the rent for the Original Leased Premises shall be the sum of Three Thousand and no/100 Dollars ($3,000.00) per acre per year payable annually in advance on the first day of July in each year. For purposes of calculating the rent under this section, Lessor and Lessee agree that on the Effective Date of this Lease, the Original Leased Premises contains 8.287 acres, and therefore the annual rent is Twenty-Four Thousand Eight Hundred Sixty-One and no/100 Dollars ($ 24,861.00). Within thirty (30) days following the date on which this Lease has been signed by all Parties, Lessee shall pay the annual rental for July 1, 1997, through June 30, 1998, with credit for the amount of rent that Lessee will have paid to Lessor under the Original Site Lease for the period commencing July 1, 1997.

          1.11.1. Original Leased Premises - Next 5 Years. From July 1, 2007 through June 30, 2012, rent for the Original Leased Premises shall be adjusted to an amount per acre per year then equal to the fair market rental value of the Original Leased Premises without taking into effect to the value of improvements made thereon by Lessee. No later than September 1, 2006, the Parties shall meet to discuss and agree upon the fair market rental value. If the Parties fail to reach an agreement within thirty (30) days with respect to such issue, then the Parties shall jointly engage a professional real estate appraiser, with not less than ten (10) years' experience in appraising similar property in the State of Louisiana, to express an opinion of the fair market rental value, and his opinion shall be binding on the Parties. If the Parties fail to agree upon the selection of the appraiser, then each Party shall appoint an appraiser, with the same qualifications described above, to express professional opinions of the fair market rental value. If the difference in the fair market rental value expressed by the two (2) appraisers is less than twenty percent (20%) of the higher appraisal, then the fair market rental value shall be an amount equal to the average of the two appraisals. If the difference expressed by the two appraisers is more than twenty percent (20%), then the two (2) appraisers shall appoint a third appraiser with the same qualifications described above to render a third professional opinion as to the fair market rental value. The average fair market rental value of the two (2) closest appraisals shall be the fair market rental value. The fees and costs of all of the appraisers engaged by either Party shall be borne equally by the Parties.

          1.11.2. Original Leased Premises - Thereafter. From and after July 1, 2012, the rent for the Original Leased Premises shall be adjusted to fair market rental value every five (5) years for the remainder of the Lease Term. The procedure described in Section
1.11.1 shall be used to determine the fair market rental value.

     Section 1.12.  Office Building - First 7 Years.   From July 1,
1997, through June 30, 2004, the rent for the Office Building shall be the sum of Five Hundred and no/100 Dollars ($500.00) per month, payable monthly in advance on the first day of each month effective as of July 1, 1997. Within thirty (30) days following the date on which this Lease has been signed by all Parties, Lessee shall pay the adjusted annual rental for the Office Building for the period from July 1, 1997, with credit for the amount of rent that Lessee will have paid to Lessor under the Office Lease for the period commencing July 1, 1997.

          1.12.1. Office Building - Next 3 Years. From July 1, 2004, through June 30, 2007, the rent for the Office Building shall be adjusted, as of July 1, 2004, to an amount then equal to the fair market rental value of the Office Building. Fair market rental value shall be determined in the manner prescribed in Section 1.11.1 above, except that Lessee's improvements to the Office Building shall be considered in the determination of fair market rental value.

          1.12.2. Office Building - Thereafter. From and after July 1, 2007, the rent for the Office Building shall be adjusted to fair market rental value every five years for the remainder of the Lease Term. Fair market rental value shall be determined in the manner prescribed in Section 1.11.1 above, except that Lessee's improvements to the Office Building shall be considered in the determination of fair market rental value.

     Section 1.13. Additional Leased Land. If Lessee should accept the lease of the Additional Leased Land as provided in Section 1.5 above, Lessee shall pay rent for the Additional Leased Land from July 1, 1997, through June 30, 2007, in the sum of Three Thousand and no/100 Dollars ($3,000.00) per acre per year, payable annually in advance on the first day of July in each year. For purposes of calculating rent under this section, Lessor and Lessee agree that on the Effective Date of this Lease, the Additional Leased Land contains
4.443 acres, and therefore the annual rent for the Additional Leased Land is Thirteen Thousand Three Hundred Twenty-Nine and no/100 Dollars ($13,329.00). If Lessee rejects the lease of the Additional Leased Land on or before January 3, 1998, or rejects the Additional Leased Land upon its receipt of notice that Lessor has elected to terminate efforts to mitigate environmental conditions on the Additional Leased Land pursuant to Section 1.5.1, Lessee shall owe no rent under this
Section 1.13. If Lessee accepts the lease of the Additional Leased Land, Lessee shall pay the pro rata first annual rent payment for the Additional Leased Land within thirty (30) days after Lessee accepts the lease of the Additional Leased Land. Rent for the Additional Leased Land shall be adjusted at the same intervals, in the same amount, and by the same procedures applicable to the adjustment to rent for the Original Leased Premises.

     Section 1.14.  Taxes and Assessments.   Lessor agrees to pay all
lawfully assessed taxes levied and assessed during the Lease Term against the Leased Premises, and Lessee agrees to pay all lawfully assessed taxes levied and assessed during the Lease Term against the rentals or the MCI Plant and other improvements constructed or placed on the Leased Premises or Servitude Areas by Lessee prior to or during the Lease Term. Lessor and Lessee will cooperate in an effort to have tax bills for the MCI Plant and other improvements made by Lessee issued in the name of Lessee. If tax bills for the MCI Plant and improvements are issued in the name of Lessor, then Lessor promptly will forward such tax bills to Lessee together with Lessor's check payable to the proper taxing authority for any portion of such tax bill attributable to the Leased Premises. Lessee is hereby authorized to pay to the proper taxing authority any taxes or assessments against the MCI Plant or other improvements made by Lessee on the Leased Premises assessed in the name of Lessor. In the event Lessor shall fail to pay when due any taxes which Lessor agrees to pay herein, Lessee shall have the right to pay such taxes, together with any penalties and other charges, and to recover all such payments from Lessor by a deduction from rentals.

          1.14.1. Taxes on Improvements by Governmental Authority. Lessee shall also pay all assessments and charges lawfully assessed against the Leased Premises by any governmental or public authority for improvements made by the governmental or public authority, or services directly provided by governmental or public authority for, the Leased Premises which become due during the Lease Term. If the assessment or charge is permitted by the governmental or public authority to be paid in installments, Lessee may pay in installments provided that Lessee shall pay all installments that become due during the Lease Term. To the extent that the improvements or services directly benefit Lessor, the assessments and charges shall be allocated in a fair and equitable manner.

          1.14.2. Lessee's Right to Contest. Lessee shall have the right to contest any tax, assessment or charge which Lessee herein agrees to pay, and shall not be required to pay the same while conducting any such contest so long as Lessee takes such action as shall be necessary to prevent the Leased Premises or any part thereof from being subjected to loss or forfeiture.

          1.14.3. Lessee's Rights to Exemptions. Lessee may in its discretion take such action as may be necessary under the appropriate law or laws of the State of Louisiana to exempt any prop- erty of Lessee located in or used on the Leased Premises from ad valorem and other taxation exemptions to the maximum extent and for the maximum period permitted by law. Lessor agrees to cooperate in securing this and any other tax exemptions to which Lessee may be entitled under the laws of the State of Louisiana.

     Section 1.15. Additional Rent. If Lessee shall fail to keep or perform any of its obligations as provided in this Lease in respect of: (a) maintenance of insurance; (b) payment of taxes or assessments; or (c) keeping the Leased Premises free of mechanics' liens, Lessor may (but shall not be obligated to do so), upon the continuance of such failure on Lessee's part for thirty (30) days after written notice by Lessor to Lessee, and without waiving or releasing Lessee from any obligation, and as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all sums so paid by Lessor and all necessary incidental costs and expenses incurred by Lessor in making such payment or performing such obligation shall be deemed "Additional Rent," and shall be due and payable, together with interest from the date of payment by Lessor at a rate equal to the prime rate of interest charged on commercial loans by the CitiBank, New York, New York, in effect on the date of such payment plus one percent (1%), to Lessor by Lessee on demand, or at Lessor's option may be added to any installment of basic rent thereafter falling due. If not so paid by Lessee, Lessor shall have the same rights and remedies as in the case of default by Lessee in the payment of the rental set forth in Section 11.2 of this Lease.

     Section 1.16.  Method of Payment; Due Date.   In the event the
due date of any rent pay- ment or Additional Rent payment falls on a Saturday, Sunday or legal holiday, such payment shall not be due and payable until the time of opening for business on the next succeeding business day thereafter. Checks in payment of the rentals may be mailed to Lessor at the address provided herein.

     Section 1.17. Certainty of Rent Payments. Rent payments and Additional Rent payments, if any, shall be payable on the dates or at the time specified during the Lease Term without notice or demand and regardless of the existence or occurrence of any of the following contingencies:

     (a) unavailability of all or part of the Leased Premises for use and occupancy by Lessee at any time by reason of the failure to complete an expansion of the MCI Plant;

     (b) damage to, or destruction of, the Leased Premises, or any part thereof, the proximate cause of which is not the result of the negligent or willful acts or omissions of Lessor, its agents or employees; or

     (c) any assignment of Lessee's interest, including, without limitation, an assignment as part of a transaction involving merger, consolidation or sale of all or substantially all of Lessee's assets; performance by an assignee or sub-lessee shall be considered as performance pro tanto by Lessee.

     Section 1.18. Sanitary Sewer. Under the Original Site Lease, Lessor granted Lessee the right to tie in to and utilize Lessor's sanitary sewerage system with a capacity sufficient to receive and transport (over and above the requirements of its other users) sanitary sewage resulting from normal use from the Leased Premises. Lessee shall continue to have the right to utilize Lessor's sanitary sewer system until the system's capacity has been reached in Lessor's sole opinion. In that event, Lessor shall have the right upon reasonable notice to Lessee to terminate Lessee's rights to use Lessor's sanitary sewer system except for sanitary sewer service to the Office Building. Interpretation of reasonable notice shall include a period of time for the Lessee to design and construct its own sanitary sewer system or to tie in to other systems, but not to exceed six (6) months.

     Section 1.19. Storm Water. Under the Original Site Lease, Lessor permitted Lessee to share a storm water drainage system. However, under this Lease, Lessor and Lessee intend to maintain and operate separate storm water drainage systems. Except as noted below in this Section 1.19, each Party shall endeavor to contain all storm water runoff from entering the other Party's premises. To accomplish this intent, Lessor and Lessee agree as follows.

          1.19.1. Sale of Existing Pump. Within thirty (30) days after the date on which this Lease has been executed and delivered by all Parties, Lessor and Lessee agree to execute and deliver a bill of sale whereby Lessor will sell to Lessee for the price of Ninety-Five Thousand and no/100 Dollars ($95,000.00), AS IS, WHERE IS, the existing vertical pump and sump located in the sump end of the ditch immediately south of Lessee's shipping warehouse, and the piping attached to the pump from the pump to the termination of the piping at an open ditch at the north end of a settling pond near an ammonia storage tank, all as shown on Exhibit "E" to this Lease.

          1.19.2. Additional Piping. Lessee will, at Lessee's cost, install additional piping over Lessor's Land in the location shown on Exhibit "E" to this Lease to tie in Lessee's stormwater drainage system with the existing drainage head of Lessor's storm runoff outfall pumps as shown on Exhibit "E." Lessee shall submit to Lessor for approval Lessee's plans for the installation of the additional piping, which approval shall not be unreasonably withheld or delayed. Lessee shall maintain, repair and replace Lessee's storm drainage system, including the vertical pump, piping and other components as necessary or appropriate throughout the Lease Term. Lessee shall not remove the pump, sump, and piping during the Lease Term (except as may be necessary for proper maintenance, repair, or replacement) or upon the termination of the Lease Term without the consent of Lessor. Lessee agrees to complete the installation of the additional piping within six (6) months after the date on which this Lease has been executed and delivered by all Parties.

          1.19.3. Servitude for Storm Water System. Lessor hereby grants to Lessee for the Lease Term a servitude over Lessor's Land, in favor of the Leased Premises, in the location shown on Exhibit "E" for the installation, repair, maintenance, operation, and replacement of the existing piping, the additional piping. and related equipment for Lessee's storm water drainage system.

          1.19.4. If Additional Leased Land is Accepted. If Lessee elects to accept the lease of the Additional Leased Land, then in that event:

          (a) Lessor, at its expense, will collect and discharge all storm water drainage from that portion of Lessor's Land located north of the Leased Premises to prevent drainage onto the Leased Premises; and

          (b) Lessee, at its expense, will collect and discharge all storm water on the Original Leased Premises, Additional Leased Land, the fifty (50) foot strip of Lessor's Land to the west of the Original Leased Premises and the Additional Leased Land and that portion of Lessor's Land located between the Additional Leased Land and the railroad spurs south and east of the Additional Leased Land, through Lessee's storm water system described in this section 1.19.

     1.19.5. If Additional Leased Land is Not Accepted. If Lessee elects not to accept the lease of the Additional Leased Land, then in that event:

          (a) Lessor, at its expense, will collect and discharge all storm water drainage from that portion of Lessor's Land located north of the Original Leased Premises to prevent drainage onto the Leased Premises; and

          (b) Lessee shall, at its expense, install, maintain, and replace berms or other reasonable constructions to prevent storm water drainage from Lessor's Land onto the Leased Premises, and to prevent storm water drainage from the Leased Premises onto Lessor's Land (except as otherwise permitted through Lessee's storm water drainage system described in sub-sections 1.19.1, 1.19.2, and 1.19.3 of this Lease).

     Section 1.20. Process Wastewater. Under the Original Site Lease, Lessor granted Lessee the right to tie in to and utilize Lessor's process waste water discharge piping over Lessor's Land to the Mississippi River. Lessee shall continue to have the right to utilize Lessor's process waste water discharge piping, but only if and to the extent Lessor determines in Lessor's sole discretion, that there exists capacity in the system that is not now, or in the future, will be used by Lessor. Lessor shall give Lessee one hundred eighty
(180) days written notice prior to implementing any scheduled reduction or termination of Lessee's use of the process wastewater discharge piping. If Lessor terminates Lessee's right to utilize Lessor's process wastewater discharge piping, Lessee shall have the right at Lessee's cost to install discharge piping from the Leased Premises over Lessor's Land to the Mississippi River at a location to be mutually approved by Lessor, Lessee, and applicable Governmental Entities. Lessor agrees to grant to Lessee a predial servitude over Lessor's Land at such mutually approved location for the purpose of installing, maintaining, repairing, operating, and replacing discharge piping and related equipment during the term of this Lease.

     Section 1.21. Parking. Lessee shall have the right to use the parking facilities located upon Lessor's Land for parking by Lessee's employees, agents, contractors and visitors under the following conditions. Lessor reserves the right from time to time to change the location and size of any parking facilities which are or may from time to time be designated as such, but Lessor will provide a reasonable number of parking spaces reserved for Lessee in Lessor's parking lot. Upon completion of the MCI Road, Lessee's right to park in Lessor's lot shall be limited to parking by Lessee's personnel in, and visitors to, the Office Building. Upon the release of the Office Building from this Lease as set forth in Section 1.8, Lessee shall not have the right to use any of Lessor's parking facilities except as provided in Section 1.21.1 of this Lease.

          1.21.1. Temporary Parking. Throughout the Lease Term, during periods of construction by Lessee or turnarounds by Lessee, Lessee and its contractors shall have the non-exclusive right to use, for parking, a part of Lessor's Land of not more than one (1) acre in close proximity and convenient to the MCI Road, or if the MCI Road has not been completed, then in close proximity and convenient to the Leased Premises. Lessor reserves the right from time to time to change the location and configuration of such site upon not less than thirty (30) days' notice to Lessee. Lessee shall pay the cost of any labor and materials for such parking areas or relocated parking areas.

     Section 1.22. Rail Facilities. Lessor agrees to permit Lessee to use the rail trackage and related rail facilities located upon Lessor's Land, from time to time, as such facilities may be available, as determined by Lessor, and in coordination with Lessor's use and other persons' use of the rail facilities. Lessee agrees to pay Lessor a reasonable charge for Lessee's use; provided however, Lessor shall have no obligation to Lessee to repair or maintain the rail facilities.

                           ARTICLE 2
                     OPERATION OF THE PLANT

     Section 2.1. Costs of Construction and Operation. The entire cost of installation and construction of any improvements to the MCI Plant, and all costs related to the operation, maintenance, repair and replacement thereof, shall be at the expense of Lessee. Lessor shall have no obligation to maintain or repair any portion of the Leased Premises.

     Section 2.2. Secrecy Obligations. To the extent that either Party proposes to gain access to confidential technical information of the other Party, Lessor and Lessee each agrees that upon the reasonable request from the other, it will execute and deliver, and require any assignee or sublessee to execute and deliver, to the other appropriate secrecy agreements and that it will cause its officers and employees having access to the other 's plant or any information with respect to the operations conducted therein to execute and deliver appropriate secrecy agreements to the other .


                           ARTICLE 3
                   INDEMNITIES AND INSURANCE

     Section 3.1. Indemnification by Lessee. Lessee shall indemnify and hold harmless Lessor against and from all claims, other than those covered in Section 6.5 hereof, by or on behalf of any Person arising from the conduct or management of, or from any work or thing done or occurring by Lessee within the MCI Plant, the Leased Premises, or the Servitude Areas, and against and from all claims arising during the Lease Term from (a) any condition of the MCI Plant, the Leased Premises, or the Servitude Areas, or (b) any act or negligence of Lessee or of any of its agents, contractors, servants, employees or licensees on the Leased Premises or the Servitude Areas. Lessee shall indemnify and hold harmless Lessor from and against all costs and expenses incurred in or in connection with any such claim arising as aforesaid, or in connection with any action or proceeding brought thereon, and upon notice from Lessor, Lessee shall defend it in any such action or proceeding. The foregoing shall not be applicable to any claim, action or cause of action for damage to property or injury to persons (including death) the proximate cause of which results from the negligence or misconduct of Lessor, its agents, employees, contractors or lessees, other than the Lessee herein or its assignees or sublessees.

     Section 3.2. Indemnification by Lessor. Lessor shall indemnify and hold harmless Lessee against and from all claims, other than those covered in Section 6.6 hereof, by or on behalf of any Person arising from the conduct or management of, or from any work or thing done or occurring by Lessor within Lessor's Land during the Lease Term, and against and from all claims arising during the Lease Term from (a) any condition of the Lessor's Land and the Lessor's plants located thereon, or (b) any act or negligence of Lessor or of any of its agents, contractors, servants, employees or licensees on the Lessor's Land or Servitude Areas. Lessor shall indemnify and hold harmless Lessee from and against all costs and expenses incurred in or in connection with any such claim arising as aforesaid, or in connection with any action or proceeding brought thereon, and upon notice from Lessee, Lessor shall defend it in any such action or proceeding. The foregoing shall not be applicable to any claim, action or cause of action for damage to property or injury to persons (including death) the proximate cause of which results from the negligence or misconduct of Lessee, its agents, employees, contractors or its assignees or sublessees.

     Section 3.3. Insurance Coverage.. Lessor and Lessee each shall procure and maintain throughout the Lease Term at their respective costs and expense:

          3.3.1. Workers' Compensation Insurance with statutory limits covering Lessor's/Lessee's obligations under the Workers' Compensation Act of any applicable jurisdiction, and Employers Liability insurance with limits of not less than One Million Dollars ($1,000,000) per accident. Neither Party shall be required to carry Worker's Compensation coverage if it qualifies as a self-insurer under Applicable Law.

          3.3.2. Commercial General Liability Insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) annual aggregate covering third-party bodily injury, property damage and personal injury liability. Such insurance shall be written on an "occurrence form."

          3.3.3. Commercial Automobile Liability Insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence covering third party bodily injury and property damage liability arising out of the ownership, use or maintenance of any automobile.

          3.3.4. Umbrella Liability Insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) annual aggregate providing coverage on a basis not more restrictive than "following-form" of the liability coverages described in subsections 3.3.1 through
     3.3.3 above.

          3.3.5. Property and Business Interruption Insurance covering "All-Risks" of physical loss or damage to Lessor's or Lessee's, as the case may be, owned, leased or rented real and personal property and loss of business income arising out of such damage. Such insurance shall cover the full replacement cost value of insured property and the One Hundred (100%) percent, twelve (12) month business income value associated with the Lessor's plants on Lessor's Land or the MCI Plant, as the case may be. Such insurance may include deductibles not to exceed Five Hundred Thousand Dollars ($500,000) for property damage and ten (10) times the average daily business income value.

          3.3.6. Pollution Legal Liability Insurance to the extent commercially available on reasonable terms, with limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) annual aggregate covering third-party bodily injury and property damage (including damage to the Lessor's Land and Leased Premises, and all plants and facilities located thereon) liability arising out of the discharge, dispersal, release or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapors, soot, fumes, acids, alkalis, or toxic chemicals arising out of Lessee's use of or operations on the Leased Premises or Servitude Areas or Lessor's use of the Lessor's Land, as the case may be. Such insurance may be written on a "claims-made form." Lessor acknowledges that on the Effective Date of this Lease Lessee does not carry this type of insurance coverage. However, within thirty (30) days after date on which this Lease is signed by all Parties, Lessee agrees to apply for, and diligently pursue, this coverage and to keep Lessor informed of the progress of the application process. If the coverage described in this subsection is not available to Lessee for the Leased Premises or Servitude Areas, Lessee shall notify Lessor, and neither Lessee nor Lessor thereafter shall have any further obligation to obtain or maintain the coverage required under this subsection 3.3.6 during periods when the coverage described in this subsection
     3.3.6 is not commercially available on reasonable terms.

          3.3.7. Lessor as an Additional Insured. Insurance policies described in subsections 3.3.2, 3.3.4 and 3.3.6, and procured by Lessee, shall include Lessor as an Additional Insured with respect to liability arising out of Lessee's use of, or operations on, the Leased Premises.

          3.3.8. Lessee as an Additional Insured. Insurance policies described in subsections 3.3.2, 3.3.4 and 3.3.6, and procured by Lessor, shall include Lessee as an Additional Insured with respect to liability arising out of Lessor's use of, or operations on, Lessor's Land.

          3.3.9. Waiver of Subrogation Rights. All Insurance policies described in subsections 3.3.1. through 3.3.6. shall include mutual waiver of subrogation or counterclaim of one against the other. Lessor and Lessee shall each obtain from their respective insurance carriers waivers of the right of subrogation with respect to the other, and Lessor and Lessee each do hereby waive and release any claim they may have against the other for damage or loss to their respective plants and facilities or for loss of business income arising out of such damage or loss to the extent that such damage or loss is covered by insurance, or would be covered had the damaged Party carried the insurance coverage required by the provisions of this Section 3.3.

          3.3.10.   Notice of Cancellation or Material Change.
     Insurance policies described in subsections 3.3.1. through 3.3.6. shall provide Lessor or Lessee, as applicable, with a minimum thirty (30) days' advance written notice of cancellation, non-renewal or material change in coverage.

          3.3.11. Evidence of Insurance. Lessor and Lessee shall, at all times during the Lease Term, provide each other with current certificates of insurance clearly evidencing the existence of insurance and the required provisions described herein. Upon request of either, the other shall provide certified copies of any of its insurance policies.


                           ARTICLE 4
                  IMPROVEMENTS AND ALTERATIONS

     Section 4.1. Additions, Alterations, Changes and Improvements. Lessee shall have the right from time to time to make additions, alterations and changes (including demolition) in or to the MCI Plant and to make, construct, place, and remove other improvements upon the Leased Premises. Lessee shall take good care of the Office Building, shall maintain the same in a good and reasonable state of repair, and shall not materially alter, modify or change the same without the written consent of Lessor. Unless otherwise provided by Lessor's written consent, the exterior dimensions of the Office Building shall not be enlarged, and all alterations, improvements and changes that may be made to the Office Building shall be at the cost of Lessee. The ownership of all improvements made by the Lessee to the Leased Premises and Office Building during the term of the Original Site Lease shall remain in Lessee and the termination of the Original Site Lease shall not vest title to those improvements in Lessor. All additions, alterations, and changes to the MCI Plant and other improvements to the Leased Premises during the term of this Lease shall remain the property of Lessee.

          4.1.1. Temporary Access during Construction. Until the MCI Road is completed, Lessee may have temporary access over Lessor's Land through existing roads to permit Lessee's contractors, suppliers, and other persons performing additions, alterations, or changes to the MCI Plant, provided that Lessee shall schedule the use of Lessor's roads so as not to unreasonably interfere with Lessor's entrance gates.

     Section 4.2. The Plant, Fixtures, Equipment and Personal Property. At the expiration or earlier termination of this Lease, Lessee shall return the Leased Premises to Lessor in as good a condition as when originally let to Lessee under the Original Site Lease or the Office Lease, as applicable, except for ordinary wear and tear and damage by casualty. If Lessee should elect to accept the lease of the Additional Leased Land, then at the expiration or earlier termination of this Lease, Lessee shall return the Additional Leased Land to Lessor in as good a condition as when originally let, except for ordinary wear and tear and damage by casualty. Lessee may, at its option, remove from the Leased Premises (excluding the Office Building), no later than the date of expiration or earlier termination of this Lease, any improvements made by Lessee during the term of the Original Site Lease or during the term of this Lease. Any improvements made by Lessee which are not timely removed shall become the property of Lessor. Lessee shall also remove those improvements made by Lessee, and designated by Lessor for removal to grade level.

     Section 4.3.   Risk of Loss.   All property of any kind which may
be constructed or placed on the Leased Premises (whether belonging to Lessee or to any third person) shall be at the sole risk of Lessee and those claiming by, through or under Lessee, and Lessor shall not be liable (except for its negligence and the negligence of its officers, agents, employees and joint venturers) to Lessee or to those claiming by, through or under Lessee or to third persons for any injury, loss or damage to any person or property on the Leased Premises.

     Section 4.4. Condition of Property. Lessee accepts the Leased Premises in its current condition and Lessee assumes responsibility for the condition of the Leased Premises provided, however, nothing in this section shall be construed to abrogate the effects of Lessor's indemnities granted in Section 6.6 of this Lease.


                           ARTICLE 5
                USE OF PREMISES; COMPLIANCE WITH ORDERS; WORK
                PERFORMED BY LESSEE

     Section 5.1.   Use of Premises, Compliance with Orders.   The
Leased Premises may be used for (a) the production of melamine and related products and (b) for other lawful uses to which Lessor may consent provided that Lessor's consent shall not be unreasonably withheld or delayed. However, no part of the Leased Premises shall be used for the production of anhydrous ammonia or urea in any form (e.g prilled, granular, synthesis, melt, etc.) unless Lessee is permitted to do so under the provisions of the Feedstock Agreement. The Office Building shall be used solely for general office purposes in connection with the MCI Plant. Lessee shall, or shall cause any sublessee to, comply with Applicable Law with respect to the use or condition of the Leased Premises or the MCI Plant. Lessee shall, however, have the right to contest any Applicable Law, and Lessee may postpone compliance until final determination of such contest; provided, however, Lessee, if required, shall furnish Lessor reasonably satisfactory security against any loss by reason of any lien against the Leased Premises arising out of the subject of such contest and effectively prevent foreclosure thereof.

     Section 5.2. Work Performed by Lessee. Lessee shall not do, or permit others under its control to do, any work in the MCI Plant or on the Leased Premises or Servitude Areas related to any repair, rebuilding, alteration of or addition to the MCI Plant, unless Lessee shall have first procured and paid for, or caused the procurement and payment for, all requisite governmental permits and authorizations. Lessor shall join in the application for any such permit or authorization whenever required, but Lessee shall defend, indemnify and hold Lessor harmless against and from all costs and expenses which may be thereby incurred by Lessor. All such work shall be done in a good and work- manlike manner and in compliance with Applicable Law.

     Section 5.3.   Standard of Care.  Lessee shall maintain the
Leased Premises and operate the MCI Plant in accordance with industry standards of care and diligence.

     Section 5.4. Mechanics' Liens. If any lien shall be filed against the interest of Lessor in the Leased Premises or asserted against any rent payable hereunder by reason of work, labor, services or materials supplied or claimed to have been supplied to the Leased Premises at the request or with the permission of Lessee, or anyone claiming under Lessee, Lessee shall, within thirty (30) days after receipt of notice of the filing thereof or the assertion thereof against such rents, cause the same to be discharged of record, or effectively prevent the enforcement or foreclosure thereof against the Leased Premises or such rents, by contest, payment, deposit, bond, order of court or otherwise.

                              ARTICLE 6
                      ENVIRONMENTAL MATTERS Section 6.1.
Environmental Representations, Warranties and Covenants. Lessee represents that, to its knowledge, there are not now existing in the MCI Plant or in the Office Building any material violation of Applicable Laws, or condition that would require remediation or other responsive action under Applicable Law.

     Section 6.2. Environmental Assessment. Lessor agrees to deliver to Lessee copies of all prior environmental reports, investigations, studies, audits, reviews, or other analyses, with respect to the Leased Premises, conducted by or for Lessor, and which, to Lessor's knowledge, are in Lessor's possession or control.

     Section 6.3. Use of Hazardous Substances. Lessee shall, in accordance with the requirements of Applicable Law, safely store, use and dispose of, or cause to be safely stored, used and disposed of, all materials including Hazardous Substances, which may be used or generated by it in the MCI Plant or the Leased Premises.

     Section 6.4. Obligation to Report. Lessee shall report to Lessor any material violation of an Applicable Law or condition which requires remediation or other responsive action under Applicable Law on the Leased Premises or within the MCI Plant as soon as possible following the discovery of the event giving rise to a violation, or with respect to any unauthorized release or discharge of a Hazardous Substance made to air, water or land from the MCI Plant. Lessor shall report to Lessee any material violation of an Applicable Law or condition which requires remediation or other responsive action under Applicable Law on Lessor's Land or within the plants operated by Lessor upon Lessor's Land as soon as possible following the discovery of the event giving rise to a violation, or with respect to any unauthorized release or discharge of a Hazardous Substance made to air, water or land from the Lessor's Land or plants operated by Lessor thereon.

     Section 6.5. Environmental Indemnification by Lessee. In addition to the obligations of Lessee to indemnify Lessor as set forth elsewhere in this Lease, Lessee covenants and agrees to indemnify and hold harmless and defend Lessor from and against any and all losses, damages, injuries, liabilities, penalties, fines, judgments, claims, demands, suits, actions, costs and expenses (including reasonable attorneys' fees), arising out of or connected with all accidents, injuries or damages, including improper transportation, handling, storage or disposal of Hazardous Substances and from any release to air, land or water of any Hazardous Substance resulting from the operation of the MCI Plant. Notwithstanding the foregoing, Lessee shall not be obligated to indemnify Lessor for any liability with respect to any claim arising out of or in connection with environmental contamination of the Leased Premises or Servitude Areas, if the contamination is caused, in whole or in part, by the negligent acts or omissions of Lessor, its employees, agents or contractors. The indemnities set forth in this section shall be applicable with respect to the Original Leased Premises from the date of commencement of the Original Site Lease and shall survive the expiration or earlier termination of this Lease.

     Section 6.6. Environmental Indemnification by Lessor. In addition to the obligations of Lessor to indemnify Lessee as set forth elsewhere in this Lease, Lessor covenants and agrees to indemnify and hold harmless and defend Lessee from and against any and all losses, damages, injuries, liabilities, penalties, fines, judgments, claims, demands, suits, actions, costs and expenses (including reasonable attorneys' fees), arising out of or connected with all accidents, injuries or damages, including improper transportation, handling, storage or disposal of Hazardous Substances and from any release to air, land or water of any Hazardous Substance resulting from the operation of Lessor's plants upon Lessor's Land. Notwithstanding the foregoing, Lessor shall not be obligated to indemnify Lessee for any liability with respect to any claim arising out of or in connection with environmental contamination of the Leased Premises, if the contamination is not caused by the negligent acts or omissions of Lessor, its employees, agents or contractors. The indemnities set forth in this section shall survive the expiration or earlier termination of this Lease.

     Section 6.7.   Post-Termination Exposure for Violations of
Applicable Law.   Following termination of this Lease, Lessee agrees
to mitigate and/or remediate damage, if any, to the Leased Premises, Servitude Areas, and Lessor's Land that Lessee has caused, by the release to air, water or land of any Hazardous Substance. Mitigation or remediation of damage, if any, shall be made to bring the Leased Premises, Servitude Areas or Lessor's Land into compliance with Applicable Law (or to allow full economic use of the property).


                           ARTICLE 7
           UTILITIES AND CHARGES;  LESSOR'S SERVICES

     Section 7.1. Utilities and Charges. Lessee agrees to pay, or cause to be paid, all charges for water, gas, sewer, electricity, light, heat, or power, telephone or other service used, rendered or supplied in connection with the MCI Plant and the Leased Premises throughout the Lease Term and to indemnify and save harmless Lessor against any liability or damage arising out of Lessee's failure to pay the utility supplier for applicable charges.

     Section 7.2. Inspection Rights. Lessee shall permit Lessor and its agents or employees or contractors to enter into and upon the Leased Premises at all reasonable times for the purpose of inspecting the same subject to the provisions of Section 2.2 of this Lease. If at any time when Lessee has discontinued operation of the MCI Plant, Lessor has reasonable grounds to believe that a condition exists in the MCI Plant which creates a hazardous condition with respect to the plants owned by Lessor, Lessor may enter into the MCI Plant for the purpose of checking for the existence of such condition. If Lessor, acting in good faith, determines that a hazardous condition exists, Lessor may immediately give Lessee notice of the existence of such condition, and if the condition is within the control of Lessee, Lessor may require that Lessee immediately correct the condition. If the condition presents an immediate threat to life or injury to persons, Lessor shall have the right, but not the obligation, to correct the condition. The cost of correction shall be paid by the Party responsible for the condition.

     Section 7.3. Interface Agreement. Certain services or costs provided to Lessee or shared by Lessor and Lessee, including certain services described in this Lease are set forth in an agreement between TNI and Lessee (the "Interface Agreement"), and Lessee shall continue to pay such costs pursuant to the Interface Agreement, as amended from time to time. This Lease shall not be considered to modify or terminate the Interface Agreement. ARTICLE 8
              DAMAGE OR DESTRUCTION;  CONDEMNATION

     Section 8.1. Damage or Destruction of MCI Plant. In the event of damage to or destruction of the MCI Plant, or any major portion thereof, by fire or other casualty, to such an extent that in the reasonable judgment of Lessee the MCI Plant is not suitable for use for Lessee's purposes under this Lease without repair or reconstruction, then Lessee shall give written notice to Lessor, as soon as practicable, but in no event later than twelve (12) months from date of the casualty, whether Lessee intends to repair or rebuild the MCI Plant. If Lessee elects not to repair or rebuild, then this Lease shall terminate upon the earlier of two (2) years after the date of Lessees' notice, or the date upon which the Lessee has removed the improvement and the improvement Lessor has instructed the Lessee to remove. If Lessee elects to repair or rebuild, Lessee shall commence the repair or rebuilding within twelve (12) months from the date of the casualty and thereafter diligently pursue the progress of the repair or rebuilding until completion of the work. If work is not completed within three (3) years from the date of the casualty, and Lessee fails to provide Lessor with reasonable assurances regarding Lessee's ability to achieve completion of the repair or rebuilding within five (5) years from the date of the casualty; or, notwithstanding such assurances, Lessee fails to achieve completion within five (5) years from the date of the casualty, then Lessor may terminate this Lease upon six (6) months' written notice to Lessee.

     Section 8.2. Rent Payments to Continue. Lessee's obligation to make payment of the rent and all other charges on the part of Lessee to be paid and to perform all other covenants and agreements on the part of Lessee to be performed shall not be affected by any such destruction or damage, and Lessee hereby waives the provisions of any statute or law now or hereafter in effect to the contrary; provided, however, in the event of termination of this Lease as provided in the immediately preceding Section, Lessee shall be relieved of all its obligations and liabilities herein, including the payment of rent, from and after the effective date of termination. In no event, however, shall Lessee be required to pay rent or other charges during a period of time when Lessee is unable to operate the MCI Plant because the MCI Plant, Leased Premises, or Servitude Areas has suffered damage as a result of Lessor's acts or omissions to act.

     Section 8.3. Condemnation. If during the Lease Term, title to all or substantially all of the Leased Premises shall be taken or condemned by a competent authority for any public use or purpose, then this Lease shall terminate at midnight on the day of the vesting of title in such authority, and rent shall be paid to and adjusted as of that day. For purposes of this Section 8.3 "substantially all of the Leased Premises" shall be deemed to mean a taking of such a substantial portion thereof that Lessee, as determined by it in its reasonable discretion, cannot reasonably operate on the remainder in substantially the same manner as before.

     8.3.1. Awards. Lessor shall be entitled to the portion of any award attributable to the value of the land comprising the Leased Premises in the condition when leased, and Lessee shall be entitled to the portion of the award attributable to the MCI Plant and other improvements constructed or installed by Lessee, including any increase in value of the land resulting from site preparation, but excluding improvements made by Lessee to the Office Building. In the event separate awards are made to Lessor and Lessee by the appropriate governmental authority for the Leased Premises and for the improvements thereon, including the MCI Plant and all machinery and equipment so situated, Lessor and Lessee shall each, in its sole discretion, determine if it will accept such separate award.

     8.3.2. Partial Taking. If less than substantially all of the Leased Premises shall be taken or condemned by a competent authority for any public use or purpose, the Lease Term shall not be affected in any way and the condemnation award shall be apportioned between Lessor and Lessee as hereinabove provided. If no part of the improvements or the MCI Plant is taken and Lessee can continue to operate in a manner satisfactory to it, the condemnation award shall be paid to Lessor. In the event of a taking which does not result in the termination of this Lease, the rental payments provided in Section
1.10 of this Lease shall be reduced by the same percentage as the percentage determined by dividing the total acres in the Leased Premises into the total acres taken by condemnation.

     8.3.3. Temporary Taking. If the use for a limited period of all or part of the Leased Premises or the MCI Plant shall be taken by right of eminent domain, this Lease shall not be thereby terminated, and the Parties shall continue to be obligated under all of its terms and provisions, subject, however, to the provisions of the Feedstock Agreement, and Lessee shall be entitled to the entire award for such temporary taking.


                           ARTICLE 9
           WARRANTY;  PRIORITY OF LEASE;  ASSIGNMENT

     Section 9.1. Warranty of Title. Lessor covenants and warrants that it holds good and marketable title to the Leased Premises and Servitude Areas; that Lessor has full right and authority to make this Lease, and that Lessee, its successors and assigns, shall have quiet and peaceful posses- sion during the Lease Term, subject to all existing apparent servitudes and to those servitudes and restrictions that have been recorded with the Clerk and Recorder of Ascension Parish, Louisiana, and those rights reserved by Lessor in Section 1.8 of this Lease.

     Section 9.2. Priority of Lease. Notwithstanding anything to the contrary herein, this Lease (and any amendment or supplement hereto executed in accordance with and pursuant to the provisions hereof) and the estate of Lessee hereunder are, and shall continue to be, superior to any and all subsequent encumbrances, mortgages, and trust indentures, or any of them or any other security instrument, constituting or granting a lien upon Lessor's interest in the Leased Premises or in the land subject to the servitudes granted by Lessor to Lessee herein or revenues or income therefrom.

     Section 9.3. Assignment and Sublease. Lessee may assign this Lease, in whole but not in part, or sublet the Leased Premises, in whole but not in part, to a purchaser of the entire MCI Plant or to an Affiliate of Lessee without the consent of Lessor, provided that the assignee or sublessee expressly agrees in writing to perform all obligations of Lessee under this Lease and the Feedstock Agreement. Performance by any assignee or sublessee shall be considered as performance pro tanto by Lessee. Lessor may assign its interest in this Lease to any person who may acquire Lessor's Land, provided that the assignee expressly agrees in writing to perform all obligations of Lessor under this Lease and the Feedstock Agreement. Except as set forth herein, this Lease shall not be assigned or the Leased Premises sublet. An assignment or subletting shall not release Lessee from its obligations under this Lease except by an express written agreement of Lessor.

     Section 9.4. Assignment for Security. The rights under this Lease may be assigned in whole or in part by Lessor or Lessee as collateral security for any obligation or undertaking of the assignor or its Affiliate. Lessor or Lessee may create liens on their respective interest in this Lease to secure payment of such obligations. Upon written request of either Party's obligee, the other Party shall deliver to the Party's obligee a written statement whether the Lease is in full force and effect, whether the Lease has been amended, modified, supplemented or restated, and whether either Party is in default under the Lease. Additionally, the other Party shall furnish the Party's obligee notice of any default by the Party under the terms and provisions of this Lease, and the Party's obligee shall have the right to cure the default during the same period of time as allowed to the Party. Performance by the Party's obligee shall be considered as performance pro tanto by the Party.

     Section 9.5. Lessor's Additional Warranties. Lessor further represents and warrants to Lessee that on and as of the date hereof:

     A. it has all requisite power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Lease;

     B. the execution and delivery of this Lease have been duly authorized and approved by all requisite corporate action;

     C. it has all requisite power and authority to enter into this Lease and perform its obligations hereunder;

     D. the execution and delivery of this Lease does not, and consummation of the transactions contemplated herein will not, violate any of the material provisions of its organizational documents, any material agreement pursuant to which Lessor or its properties are bound or, to its knowledge, any material laws applicable to Lessor; and

     E. this Lease is valid, binding, and enforceable against Lessor in accordance with its terms, subject to bankruptcy, moratorium, insolvency, and other laws generally affecting creditors' rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

     Section 9.6. Lessee's Warranties. Lessee represents and warrants to Lessor that on and as of the date hereof:

     A. it has all requisite power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Lease;

     B. the execution and delivery of this Lease have been duly authorized and approved by all requisite corporate action;

     C. it has all requisite power and authority to enter into this Lease and perform its obligations hereunder;

     D. the execution and delivery of this Lease does not, and consummation of the transactions contemplated herein will not, violate any of the material provisions of its organizational documents, any material agreement pursuant to which Lessee or its properties are bound or, to its knowledge, any material laws applicable to Lessee; and

     E. this Lease is valid, binding, and enforceable against Lessee in accordance with its terms, subject to bankruptcy, moratorium, insolvency, and other laws generally affecting creditors' rights and general principles of equity (whether applied in a proceeding in a court of law or equity).


                           ARTICLE 10
                REMOVAL AND DISPOSAL OF PROPERTY

     Section 10.1. Removal of Property; Release of Landlord's Lien. Any provision herein to the contrary notwithstanding, it is expressly agreed and understood that the MCI Plant and all other improvements, structures and property erected or placed on the Leased Premises by Lessee shall remain the property of Lessee, that Lessee may sell and convey all or a portion of the MCI Plant and other improvements (except the Office Building), either together with or separately from its interest under this Lease, and that Lessee, its assigns, or any person otherwise entitled so to do, may remove at any time during the term of this Lease or upon its termination, any and all buildings, including foundations, pilings, machinery, equipment, appliances, fixtures, and any other item of whatever nature which may have been erected, installed, placed on or affixed to the Leased Premises by Lessee (except the Office Building). Lessee agrees that upon the earlier of the termination of this Lease or the release of the Office Building from this Lease, Lessee will leave the Office Building in usable condition, less normal wear and tear and damage by casualty. Lessor hereby releases any lien and any other claim or right which it may have under the laws of the State of Louisiana against the MCI Plant and all other improvements, structures, equipment, machinery and other property erected or placed on the Leased Premises to secure the payment of the basic rental and additional rental reserved hereunder or the performance of the other provisions contained herein.

                             ARTICLE 11
                     DEFAULT AND REMEDIES

     Section 11.1. Lessee's Events of Default. The occurrence of any one or more of the following events shall constitute a "Lessee's Event of Default":

     A. Lessee shall default in the due and punctual payment of the basic rent or any Additional Rent payable hereunder, and such default shall continue for fifteen (15) days after receipt of written notice from Lessor;

     B. Lessee shall neglect or fail to perform or observe any of the covenants herein contained on Lessee's part to be performed or observed (other than those referred to in subsection A of this section) and Lessee shall fail to remedy the same within thirty (30) days after Lessor shall have given to Lessee written notice specifying such neglect or failure (or within such additional period, if any, as may be reasonably required to cure such default if it is of such nature that it reasonably cannot be cured within the thirty
          (30) day period);

     C. there shall exist, on the part of Lessee, a Material Breach (as defined in the Feedstock Agreement) under the Feedstock Agreement, and the Material Breach shall continue beyond the time period set forth in the Feedstock Agreement during which Lessee may cure such Material Breach.

     D. this Lease, the Leased Premises or the MCI Plant, or any part thereof, shall be taken upon execution or by other process of law, other than the right of condemnation, directed against Lessee, or shall be taken upon or subject to any attachment at the instance of any creditor of, or claimant against, Lessee, and the attachment shall not be discharged or disposed of within sixty (60) days after the levy thereof, or the obligations of Lessee shall not be fully assumed by such creditor or claimant; or

     E. Lessee shall be involved in financial difficulties as evidenced below and shall not cure the same after one hundred twenty (120) days' notice from Lessor:

          (1) by its admitting in writing its inability to pay its debts generally as they become due;

          (2) by its filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code (as now existing or in the future amended) or an answer or other pleading admitting the material allegations of such a petition or seeking, consenting to, or acquiescing in the relief provided under such Code;

          (3) by its making an assignment of all or a substantial part of its property for the benefit of its creditors;

          (4) by its seeking or consenting to or acquiescing in the appointment of a receiver or trustee for all or a substantial part of its property;

          (5)  by its being adjudicated a bankrupt or insolvent;

          (6) by the entry of a court order without the consent of Lessee, which order shall not be vacated, set aside or stayed within one hundred twenty (120) days from the date of entry (i) appointing a receiver or trustee for all or a substantial part of its property or (ii) approving a petition filed against it for the effecting of an arrangement in bankruptcy or for a reorganization pursuant to the Bankruptcy Code or for any other judicial modification or alteration of the rights of creditors.

          The provisions of subsection E of this Section 11.1 shall not be deemed to apply to any assignee or sublessee of Lessee or the financial condition of any such assignee or sublessee so long as Lessee remains liable to Lessor for the payment of the basic rental and Additional Rent reserved herein and the performance of the other terms and provisions of this Lease.

     Section 11.2.  Remedies of Landlord.  If a Lessee's Event of
Default shall occur, Lessor shall have the right, at its election, at any time while such Event of Default shall thereafter continue, either:

     A. to give Lessee written notice of its intention to terminate this Lease on the date specified in such notice (but not less than thirty (30) days from the date of such notice) and unless such Event of Default be cured within the time period permitted in Section 11.1 of this Lease, Lessee's right to possession of the Leased Premises shall cease and this Lease shall thereupon be terminated upon such date; or

     B. subject to the limitations set forth in Section 11.6 below, take whatever action at law or in equity as may appear necessary or desirable to collect any rent due or to collect from Lessee damages that Lessor has suffered from Lessee's default; or

     C. take whatever action at law or in equity as may appear necessary or desirable to enforce any obligation, covenant or agreement of Lessee.

     Section 11.3. Lessor's Events of Default. The occurrence of any one or more of the following events with respect to either TNI or Guarantor shall constitute a "Lessor's Event of Default":

     A. Lessor shall neglect or fail to perform or observe any of the covenants herein contained on Lessor's part to be performed or observed and Lessor shall fail to remedy the same within thirty (30) days after Lessee shall have given to Lessor written notice specifying such neglect or failure (or within such additional period, if any, as may be reasonably required to cure such default if it is of such nature that it reasonably cannot be cured within the thirty
          (30) day period);

     B. there shall exist, on the part of TNI or Guarantor, a Material Breach (as defined in the Feedstock Agreement) under the Feedstock Agreement, and the Material Breach shall continue beyond the time period set forth in the Feedstock Agreement during which TNI or Guarantor, as the case may be, may cure such Material Breach.

     C. this Lease, the Lessor's Land or any part thereof shall be taken upon execution or by other process of law, other than the right of condemnation, directed against Lessor or shall be taken upon or subject to any attachment at the instance of any creditor of, or claimant against, Lessor, and the attachment shall not be discharged or disposed of within sixty (60) days after the levy thereof or the obligations of Lessor shall not be fully assumed by such creditor or claimant; or

     D. Lessor shall be involved in financial difficulties as evidenced below and shall not cure the same after one hundred twenty (120) days' notice from Lessee:

          (1) by its admitting in writing its inability to pay its debts generally as they become due;

          (2) by its filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code (as now existing or in the future amended) or an answer or other pleading admitting the material allegations of such a petition or seeking, consenting to or acquiescing in the relief provided under such Code;

          (3) by its making an assignment of all or a substantial part of its property for the benefit of its creditors;

          (4) by its seeking or consenting to or acquiescing in the appointment of a receiver or trustee for all or a substantial part of its property; or

          (5)  by its being adjudicated a bankrupt or insolvent; or

          (6) by the entry of a court order without the consent of Lessee, which order shall not be vacated, set aside or stayed within one hundred twenty (120) days from the date of entry (i) appointing a receiver or trustee for all or a substantial part of its property or (ii) approving a petition filed against it for the effecting of an arrangement in bankruptcy or for a reorganization pursuant to said Bankruptcy Code or for any other judicial modification or alteration of the rights of creditors.


     Section 11.4.  Remedies of Lessee.  If a Lessor's Event of
Default shall occur, Lessee shall have the right, at its election, at any time while such Event of Default shall thereafter continue:

     A. to give Lessor written notice of its intention to terminate this Lease on the date specified in the notice (but not less than thirty (30) days from the date of such notice), and, unless such Event of Default be cured on or before the proposed termination date, all of Lessee's obligations under this Lease shall cease and the Lease shall terminate as of the date of such notice;

     B. subject to the limitations set forth in Section 11.6 below, take whatever action at law or in equity as may appear necessary or desirable to collect from Lessor damages that Lessee has suffered from Lessor's Event of Default; or

     C. to specifically enforce any obligation, covenant or agreement of Lessor, by an action for specific performance or by injunctive relief.

     Section 11.5. Cumulative Remedies; Waiver Not Implied. The specific remedies provided for in this Lease are cumulative and are not exclusive of any other remedy. The failure of either Party to insist in any one or more cases upon strict performance shall not be construed as a waiver or relinquishment for the future. No acceptance of rent with knowledge of any default shall be deemed a waiver of such default. No acceptance by Lessee of feedstock under the Feedstock Agreement with knowledge of Lessor's default shall be deemed a waiver of the default.

     Section 11.6. Waiver of Certain Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS LEASE (INCLUDING, WITHOUT LIMITATION, ANY INDEMNITY PROVISION HEREOF) FOR PUNITIVE OR EXEMPLARY DAMAGES IN TORT OR CONTRACT. FURTHERMORE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY PROVISION OF THIS LEASE FOR CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES. THE PRECEDING SENTENCES SHALL NOT BE CONSTRUED, HOWEVER, AS LIMITING THE OBLIGATION OF EITHER PARTY HEREUNDER TO INDEMNIFY THE OTHER PARTY AGAINST CLAIMS ASSERTED BY THIRD PARTIES, INCLUDING, BUT NOT LIMITED TO, THIRD PARTY CLAIMS FOR PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES.

     Section 11.7. Injunctive Relief. The Parties acknowledge that irreparable damage may occur in the event that certain provisions of this Lease are not performed in accordance with their specific terms or are otherwise breached and such performance does not occur or such breach is not cured within the period set forth in this Lease. Each of the Parties therefore agrees that in any such situation, the non-defaulting Party shall be entitled to an injunction or injunctions to prevent non-performance or breach of such provisions of this Lease and to enforce specifically the terms and provisions hereof, without the necessity of posting a bond or other security as may be required by law, this being in addition to any other remedy to which such Party is otherwise entitled under this Lease.


                           ARTICLE 12
                            GUARANTY

     Section 12.1.  Guaranty.   Mississippi Chemical Corporation, a
Mississippi corporation with its principal office in Yazoo City, Mississippi (the "Guarantor"), hereby intervenes into this Lease and unconditionally guarantees the full and faithful performance by Lessor of all of the terms, provisions, representations, warranties and obligations of Lessor pursuant to this Lease, including, without limitation, the indemnification and remedial provisions of this Lease. The Guarantor further agrees that Lessee may, without notice to or further assent of the Guarantor, and without in any way releasing or impairing the obligations of the Guarantor hereunder: (i) waive compliance with, or any default under, this Lease; (ii) modify or amend any provisions of this Lease with the written consent of Lessor only; (iii) grant extensions or renewals of any of the obligations of Lessor; and (iv) in all respects deal with Lessor as if this guaranty were not in effect. The obligations of the Guarantor under this guaranty shall remain in force notwithstanding any event that would, in the absence of this clause, result in the release or discharge by operation of law of the Guarantor from the performance of its obligations hereunder. The liability of the Guarantor under this guaranty to Lessee shall be a guaranty of performance and of payment, not merely a guaranty of collection, and the liability of the Guarantor under this guaranty shall not be contingent upon the exercise by Lessee of any right it may have in respect of the Lessor. This guaranty obligation is not intended to and shall not release or extinguish any obligations of Lessor to Lessee. The provisions of this section are not intended to create and shall not create or impose any obligations on the Guarantor in favor of any third person, the provisions of this section being only for the benefit of Lessee, its permitted successors and assigns.

     Section 12.2.  Guarantor's Representations and Warranties.
Guarantor represents and warrants to Lessee that on and as of the date hereof:

     A. it has all requisite power and authority to carry on the business in which it is engaged and to perform its respective obligations under this Lease;

     B. the execution and delivery of this guaranty have been duly authorized and approved by all requisite corporate action;

     C. it has all requisite power and authority to enter into this guaranty and perform its obligations hereunder;

     D. the execution and delivery of this guaranty does not, and consummation of the transactions contemplated herein will not, violate any of the material provisions of its organizational documents, any material agreement pursuant to which Guarantor or its properties are bound or, to its knowledge, any material laws applicable to Guarantor; and

     E. this guaranty is valid, binding, and enforceable against Guarantor in accordance with its terms, subject to bankruptcy, moratorium, insolvency, and other laws generally affecting creditors' rights and general principles of equity (whether applied in a proceeding in a court of law or equity).


        ARTICLE 13
                       DISPUTE RESOLUTION

     Section 13.1. Procedures. Any dispute, controversy or claim arising out of or relating to this Lease, or the breach or performance hereof, including, but not limited to, any disputes concerning the interpretation of the terms and provisions hereof, shall be resolved through the use of the procedures described in this Article 13.

     Section 13.2. Good-Faith Negotiations. The Parties will initially attempt in good faith to resolve any disputes, controversy or claim arising out of or relating to this Lease. Should the Parties' representatives directly involved in any dispute, controversy or claim be unable to resolve same within a reasonable period of time, such dispute, controversy or claim shall be submitted to the respective senior officers of the Parties with such explanation or documentation as the Parties deem appropriate to aid such senior officers in their consideration of the issues presented. The date the matter is first submitted to the senior officers of the Parties shall be referred to as the "Submission Date." The senior officers shall attempt in good faith, through the process of discussion and negotiation, to resolve any dispute, controversy, or claim presented to them within forty-five (45) days after the Submission Date.

     Section 13.3. Mediation. If the senior officers of the Parties cannot resolve the dispute, controversy, or claim submitted to them within forty-five (45) days after the Submission Date, the Parties shall attempt in good faith to settle the matter by submitting the dispute, controversy or claim to mediation under the Mediation Rules of the American Arbitration Association within sixty (60) days after the Submission Date, using any mediator upon which they mutually agree. If the Parties are unable to mutually agree upon a mediator within seventy-five (75) days after the Submission Date, the mediator
shall be selected by the American  Arbitration Association.   The cost
of the mediator will be split equally between the parties unless they agree otherwise in writing.

     Section 13.4. Arbitration. If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) days of the initiation of such procedure, either Party may request that the matter be submitted to a board of three (3) independent arbitrators. Either Lessor or Lessee may institute such arbitration by giving written notice to the other at any time after the thirtieth (30th) day following institution of the mediation procedure and designating one
(1) independent arbitrator. Within ten (10) days thereafter, the other Party shall designate a second independent arbitrator, and such two (2) arbitrators shall thereafter select the third independent arbitrator. If the responding Party shall fail to appoint an arbitrator within the said ten (10) day period provided above, the American Arbitration Association shall be called upon by the other Party to appoint such arbitrator, and such two (2) shall thereupon select a third arbitrator, and the three (3) thus chosen shall constitute the board of arbitration. All arbitrators shall be qualified by education or experience within the chemical industry to decide the issues presented for arbitration. No arbitrator shall be a current or former director, officer, or employee of either Party or its Affiliates; an attorney (or member of a law firm) who has rendered legal services to either Party or its Affiliates within the preceding three (3) years; or an owner of a material amount of the common stock of either Party, or its Affiliates. A hearing shall be held by the three (3) arbitrators at a location mutually agreeable to the parties or if the Parties are unable to agree on a site, the arbitrators shall select the site.

     Section 13.5. Decision and Awards of Arbitrators. A decision of the matter submitted to the arbitrators shall be rendered promptly and in accordance with the rules of the American Arbitration Association, except to the extent such rules are modified by this Article 13 or any other express written agreement of the Parties. In all arbitration proceedings, with respect to each particular claim in dispute, the arbitrators shall be required to agree upon and approve either one of the positions advocated by Lessee or one of the positions advocated by Lessor, whichever best reflects and implements the purposes and intent of this Lease. Any decision rendered by the arbitrators which does not reflect either a position advocated by Lessee or a position advocated by Lessor shall be beyond the scope of authority granted by the arbitrators and consequently may be overturned by either Party. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may have to the arbitrability of any such disputes, controversies or claims. The decision of a majority of the arbitrators shall be in writing and shall be final and binding upon all parties hereto as to the issues submitted. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. The cost of arbitration shall be borne by the Party whose contention was not upheld by the arbitration proceedings, unless otherwise provided in the arbitration award.

      Section 13.6. Exclusive Methods. Each Party agrees to be bound by any determination made in accordance with the dispute resolution provisions set forth in the Feedstock Agreement with respect to any matter resolved pursuant to the dispute resolution provisions of the Feedstock Agreement. Any Party may, however, raise matters relative to the Feedstock Agreement in any pending dispute resolution proceeding between Lessor and Lessee with respect to this Lease so long as such matters have not previously been resolved in a dispute resolution proceeding under the Feedstock Agreement. Likewise, any Party may raise matters relative to this Lease in any pending dispute resolution proceeding between Lessor and Lessee with respect to the Feedstock Agreement, so long as such matters have not previously been resolved in a dispute resolution proceeding under this Lease. In the event the dispute resolution provisions of either this Lease or the Feedstock Agreement have been invoked, then either Party shall have the right to require that all then-existing disputes under either this Lease or the Feedstock Agreement be resolved at the same time through the same dispute resolution procedure.

     Section 13.7. Rules. All deadlines specified herein may be extended by mutual written agreement of the Parties. The procedures specified herein shall be the sole and exclusive procedures for the resolution of disputes between the Parties arising out of or relating to this Lease; provided, however, that a Party may seek a preliminary injunction or other preliminary judicial relief from a court of competent jurisdiction pending mediation and/or arbitration of a dispute, as well as permanent injunctive relief from a court of competent jurisdiction in accordance with the terms of this Lease. Despite any injunctive relief, the Parties will continue to participate in good faith in the procedures specified herein. All applicable statutes of limitation, including, without limitation, contractual limitation periods provided for in this Lease, shall be tolled while the procedures specified in this section are pending.
The Parties will take all actions, if any, necessary to effectuate the tolling of any applicable statutes of limitation.


                           ARTICLE 14
                            GENERAL

     Section 14.1. Notices. All notices and other communications hereunder shall be validly given or made if in writing, when delivered personally (by courier service or otherwise), when delivered by facsimile, or when actually received when mailed by first-class certified United States mail, postage prepaid and return receipt requested, and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the address of the Party to receive such notice or other communication set forth below, or at such other address as either Party hereto may from time to time advise in writing to the other Party pursuant to this section:

     If to Lessor:  Triad Nitrogen, Inc. Post Office 1851
               Owen Cooper Administration Building Highway 49 East Yazoo City, MS 39194
               Attention: Rosalyn B. Glascoe, Corporate Secretary
               Telephone: (601) 746-6302 Facsimile: (601) 751-2231

     with copy to:  Mississippi Chemical Corporation Post Office Box
               388
               Owen Cooper Administration Building Highway 49 East Yazoo City, MS 39194
               Attention: Rosalyn B. Glascoe, Corporate Secretary

     If to Lessee:  Melamine Chemicals, Inc. River Road, Hwy. 18
               Post Office 748
               Donaldsonville, LA 70346-0748 Attention: President and Chief Operating Officer Telephone: (504) 473-3121
               Facsimile: (504) 473-0550

Lessee or Lessor may change the address and name of addressee to which subsequent notices are to be sent by notice to the other given as aforesaid.

     Section 14.2. Force Majeure. In the event either Lessor or Lessee shall be delayed in performing their respective obligations under this Lease as a result of strikes or other labor trouble, fire, flood, riot, war, embargo, accident, acts of God, requisitions or direction by the Government, priorities or compliance with governmental action or regulation, shortages of essential materials or equipment, or any other contingency beyond reasonable control of the obligee, whether similar to or dissimilar from the above enumerated causes, the obligee's obligation to perform its undertakings shall be excused during the period such force majeure shall continue; provided, however, that force majeure shall not excuse or delay a payment obligation.

     Section 14.3. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Louisiana. Wherever in this Lease it is provided that either Party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

     Section 14.4. Unenforceable or Illegal Provisions. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be determined to be invalid or unenforceable, the remainder of this Lease and the application of its provisions to persons or circumstances other than those as to which it has been determined to be invalid or unenforceable, shall not be affected thereby, and such provisions of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

     Section 14.5. Captions; Headings. The captions and headings in this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease or any part thereof, or in anywise affect this Lease and shall not be considered in any construction thereof.

     Section 14.6. Successors and Assigns. The provisions of this Lease shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, assigns and sublessees.

     Section 14.7. Several Counterparts. This Lease shall be executed in several counterparts, each of which counterpart shall be considered as an original without the presentation of the others.

     Section 14.8. Short Form Lease. Lessor and Lessee have executed a short form or memorandum of this Lease for the purposes of recording public notice of this Lease in the official records of the Clerk and Recorder of the Parish of Ascension, State of Louisiana.

     Section 14.9. Relationship of Parties. The relationship of the Parties shall be one of lessor and lessee only, and shall not be considered a partnership, joint venture, license arrangement or unincorporated association.

          Triad Nitrogen, Inc., has caused this Lease to be signed in the presence of the undersigned witnesses by its duly authorized officials and officers on the 9th day of October, 1997.

Witnesses as to Triad              TRIAD NITROGEN, INC.


                                   By:  /s/  Charles O. Dunn
/s/  Witness                            --------------------
------------                       Charles O. Dunn, President

/s/  Witness
------------
                                   ATTEST:
                                   /s/  Assistant Corporate Secretary
                                   ----------------------------------
                                   Assistant Corporate Secretary





     Mississippi Chemical Corporation has caused this Lease to be signed in the presence of the undersigned witnesses by its duly authorized officials and officers on the 9th day of October, 1997.


Witnesses:                          MISSISSIPPI CHEMICAL CORPORATION


/s/  Witness                        By:  /s/ Charles O. Dunn
------------                             -------------------
                                    Charles O. Dunn, President
/s/  Witness
------------

                                   ATTEST:
                                   /s/  Assistant Corporate Secretary
                                   ----------------------------------
                                   Assistant Corporate Secretary




     Melamine Chemicals, Inc., has caused this Lease to be signed in the presence of the undersigned witnesses, by its duly authorized officials and officers on the 9th day of October, 1997.


Witnesses as to Lessee:            MELAMINE CHEMICALS, INC.



/s/  Witness                       By:  /s/  Wayne D. DeLeo
------------                            -------------------
                                   Wayne D. DeLeo, Chief Financial Officer
/s/  Witness
------------


                         ACKNOWLEDGMENT

STATE OF MISSISSIPPI
COUNTY OF YAZOO

Before me, the undersigned authority, personally came and appeared Charles O. Dunn, the President of Triad Nitrogen, Inc., to me known to be the person mentioned in and who signed the foregoing instrument, and who, being duly sworn, did acknowledge and declare in the presence of the two witnesses whose names are subscribed to said instrument, that he signed said instrument for and on behalf of said corporation, being duly authorized so to act, for the purposes mentioned therein.

IN WITNESS WHEREOF, I have hereunto affixed my hand and seal of office on this the 9th day of October, 1997, at Yazoo City, Mississippi.


WITNESSES:                         TRIAD NITROGEN, INC.



/s/  Witness                       By:  /s/ Charles O. Dunn
------------                            -------------------
                                   Charles O. Dunn, President
/s/  Witness
------------

                       /s/  Lynn Montgomery
                       --------------------
                          Notary Public


             My Commission Expires: January 15, 1999




                         ACKNOWLEDGMENT

STATE OF LOUISIANA
PARISH OF

     Before me, the undersigned authority, personally came and appeared Wayne D. DeLeo, the Chief Financial Officer of Melamine Chemicals, Inc., to me known to be the person mentioned in and who signed the foregoing instrument, and who, being duly sworn, did acknowledge and declare in the presence of the two witnesses whose names are subscribed to said instrument, that he signed said instrument for and on behalf of said corporation, being duly authorized so to act, for the purposes mentioned therein.

     IN WITNESS WHEREOF, I have hereunto affixed my hand and seal of office on this the 9th day of October, 1997, at Donaldsonville, La.


WITNESSES:                    MELAMINE CHEMICALS, INC.



/s/  Witness                  By:  /s/  Wayne D. DeLeo
------------                       -------------------
                              Wayne D. DeLeo, Chief Financial Officer
/s/  Witness
------------

                      /s/  Monica B. Crews
                      --------------------
                          Notary Public

                 My Commission Expires: At Death




                         ACKNOWLEDGMENT

STATE OF MISSISSIPPI
COUNTY OF YAZOO

Before me, the undersigned authority, personally came and appeared Charles O. Dunn, the President and Chief Executive Officer of Mississippi Chemical Corporation., to me known to be the person mentioned in and who signed the foregoing instrument, and who, being duly sworn, did acknowledge and declare in the presence of the two witnesses whose names are subscribed to said instrument, that he signed said instrument for and on behalf of said corporation, being duly authorized so to act, for the purposes mentioned therein.

IN WITNESS WHEREOF, I have hereunto affixed my hand and seal of office on this the 9th day of October, 1997, at Yazoo City, Mississippi.


WITNESSES:                    MISSISSIPPI CHEMICAL CORPORATION


/s/  Witness                  By:  /s/  Charles O. Dunn
------------                       --------------------
                              Charles O. Dunn, President and Chief Executive
                                     Officer
/s/  Witness
------------

                      /s/  Lynn Montgomery
                      --------------------
                          Notary Public

             My Commission Expires: January 15, 1999